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                                                             OMB APPROVAL
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                            UNITED STATES OMB Number:        3235-0057
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                       SECURITIES AND EXCHANGE COMMISSION    Expires: December
                                                             31, 2002
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                             Washington, D.C. 20549          Estimated average
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                                  SCHEDULE 14C
                 Information Statement Pursuant to Section 14(c)
         of the Securities Exchange Act of 1934 (Amendment No. _______)

Check the appropriate box:
[X] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)
     (2))

[  ] Definitive Information Statement

Skintek Labs, Inc.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:

       (2)  Form, Schedule or Registration Statement No.:

       (3)  Filing Party:

       (4)  Date Filed:

                               SKINTEK LABS, INC.
                         2700 N. 29th Avenue, Suite 305
                            Hollywood, Florida 33020

                             NOTICE OF ACTION TAKEN
                               BY WRITTEN CONSENT
                             OF MAJORITY STOCKHOLDER

         We are writing to advise you that Skintek Labs, Inc. (the "Company")
approved a transaction whereby the Company will transfer all of the shares of
Performance Brands, Inc. ("PBI"), its wholly-owned subsidiary, to Stacy Kaufman
("Kaufman"), in exchange for Kaufman's release of the obligations of the Company under the 1999 Employment Agreement between Kaufman and the Company, return of options held by Kaufman to purchase 500,000 shares of common stock in the
Company, and other consideration.

         The transaction  was approved on April 30, 2001, by unanimous consent of the sole member of the board of directors of the Company, Mr. Marc Baker. In addition, Mr. Baker as holder of a majority of the outstanding shares of common stock of the Company approved the transaction by written consent in lieu of a meeting on May ___, 2001, in accordance with Sections 141 and 228 of the
Delaware General Corporation Law. The transaction will not be effective until 20 days after the accompanying Information Statement is first mailed to stockholders of the Company.

         The Company's purpose in pursuing the transaction is that PBI has been operating at a loss since the Company acquired it. The Company is unable to generate enough capital to cover the losses. Similarly, Kaufman would like to continue the operations of PBI without the public company expenses.

         No action is required by you. The accompanying Information Statement is furnished only to inform the stockholders of the Company of the action described above, before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934. The Information Statement is being mailed to you on or about May __, 2001.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US
A PROXY.

                                      By Order of the Board of Directors
                                      /s/   Marc Baker
                                         ------------------------------
                                             President

May __, 2001

2700 N. 29th Avenue, Suite 305
Hollywood, Florida 33020

                               SKINTEK LABS, INC.
                         2700 N. 29th Avenue, Suite 305
                            Hollywood, Florida 33020

                   PRELIMINARY INFORMATION STATEMENT REGARDING
                       ACTION TAKEN BY WRITTEN CONSENT OF
                      MAJORITY OF OUTSTANDING STOCKHOLDERS

         Skintek Labs, Inc. (the "Company") is furnishing this Information
Statement to you to provide you with information and a description of an action taken by written consent of a majority of the shares of outstanding common stock of the Company on May___, 2001, in accordance with Section 228 of the Delaware
General Corporation Law ("DGCL"). This action was taken by one person who owns in excess of the required majority of our outstanding common stock necessary for the adoption of the action. That person, Mr. Marc Baker, is the sole officer and director of the Company.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being mailed on or about May __, 2001 to stockholders of record on May__, 2001. The Information Statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities
Exchange Act of 1934.

                                     GENERAL

         On April 30,  2001,  Mr. Baker, as the sole member of the board of directors of the Company, approved a transaction whereby the Company will transfer all or substantially all of its assets, held through its subsidiary,
Performance Brands, Inc. ("PBI"), to Stacy Kaufman ("Kaufman") through the exchange of all shares of PBI capital stock held by the Company for a release of obligations associated with Kaufman's employment with the Company. On May___,
2001, Mr. Baker who owns 50.3% of the outstanding common stock, which is in excess of the required amount necessary for the adoption of the action, approved the transaction by written consent.

                             PURPOSE OF TRANSACTION

         The purpose of the transaction is to allow Kaufman to resume ownership of PBI and utilize it to continue operations in the skin care industry allowing the Company the flexibility to acquire a business which operates more efficiency and effectively as a public company.

              PROCEDURE FOR APPROVAL OF TRANSACTION; VOTE REQUIRED

         The DGCL requires  that, in order for us to close on the  transaction, the action must be approved by the board of directors, which approval is then subject to approval of a majority of the outstanding shares entitled to vote.
The DGCL also provides that any action which may be taken at a meeting of the stockholders may also be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to notice if a meeting were held.

         On May__, 2001, the record date for determination of the stockholders entitled to receive this Information Statement, there were 11,921,000 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. We needed the affirmative vote of at least a majority of the outstanding shares of our common stock to approve the transaction by written consent. The board of directors, acting through Mr. Baker as the sole director, approved the transaction. By action taken by written consent, dated May___,
2001, Mr. Baker, as owner of 6,000,000 shares of common stock or 50.3% of the shares of common stock, approved the transaction. Mr. Baker acquired the
6,000,000 shares of common stock on March 16, 2001 for nominal consideration. At the time of acquisition of the common stock, he was the sole director; although,
Kaufman was aware of the terms of this acquisition prior to his resignation as the Company's sole officer and director and appointment of Mr. Baker as its sole officer and director.

                               DISSENTERS' RIGHTS

         The DGCL does not provide for appraisal or dissenters rights in connection with the sale of all or substantially all of the assets of a corporation. Even if you are opposed to the transaction, the DGCL does not give you any right to oppose it or be paid the fair value of your shares.

                                   BACKGROUND

         The Company, a Colorado corporation, was incorporated as Biologistics,
Inc. on December 13, 1994. On April 22, 1997, Biologistics, Inc. merged into its wholly-owned subsidiary, and became a Delaware corporation.

         PBI was incorporated in the State of Florida on September 21, 1995, to
engage in the wholesale and retail distribution and sale of a variety of products for the skin-care market. On March 31, 1999, the Company acquired PBI as a wholly-owned subsidiary through an exchange of its common stock with that of PBI held by Stacy and Cathy Kaufman, the founders of PBI.

         Despite recent market growth for skin-care products, PBI has operated at a loss. In 2000, PBI incurred a net loss of $34,047 as compared to a net loss of $185,822 during 1999. Although the losses decreased significantly, the decrease was primarily due to cuts in operating expenses. This reduction in expenses limited PBI's ability to market its products. In addition, revenues from sales have been stagnant, although PBI has introduced new products that have gained some market acceptance. Further, general expenses increased as a result of costs associated with maintaining public company status.

         As such, Kaufman decided it would be beneficial to both the Company and
PBI to separate. After separation, PBI could continue operations without the additional overhead expenses of a public company. Similarly, the Company would be in a better position to acquire other businesses more suited for public company status.

         Toward this end, Kaufman resigned from his officer and director positions with the Company and simultaneously appointed Mr. Baker as director in his place. In connection with the resignation, Mr. Baker and Kaufman entered into an agreement whereby the Company would sell all shares of PBI to Kaufman in exchange for his agreement to release the Company of all obligations under his
1999 employment agreement with the Company and all benefits relating thereto.
Additionally, the Company and Kaufman exchanged general releases releasing each other from all liabilities.

                                   THE CLOSING

         The closing of the transaction will take place at the offices of the
Company on __________, 2001, or at such other date or place as the parties may mutually determine, but in no case less than 20 days after this information statement is sent to the stockholders of the Company. Upon closing, Kaufman will own all outstanding shares of PBI and the Company will be a shell corporation with no operations and nominal assets.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of May __, 2001, by each person owning more than 5% of common stock and the directors and executive officers, and by all officers and directors, as a group.

                                 Name and Address of                Amount and Nature             Percent of
     Title of Class               Beneficial Owner                   of Beneficial            Class Outstanding(1)

        Common                Marc Baker                               6,000,000                    50.3%
                              2700 N. 29th Avenue, Suite
                              305
                              Hollywood, FL 33020

        Common                Stacy Kaufman                            3,321,666(2)                 27.9%
                              1750 NW 65th Avenue
                              Plantation, FL 33313

        Common                Cathy Kaufman                            3,033,333                    25.4%
                              1750 NW 65th Avenue
                              Plantation, FL 33313

        Common                All Officer and Directors                6,000,000                    50.3%
                              as a Group (one person)

(1)  Based upon 11,921,271 shares outstanding at March 30, 2001.

(2)  Includes 3,033,333 shares jointly owned of record and beneficially by Stacy
     Kaufman and his wife, Cathy Kaufman and 288,333 shares solely owned of record and beneficially by Stacy Kaufman, with respect to which Cathy
     Kaufman disclaims any beneficial interest.

(3)  Includes 3,033,333 shares owned of record and beneficially by Stacy Kaufman and Cathy Kaufman.

         On March 30, 1999, the Company entered into an employment agreement with Stacy Kaufman, to serve as the Company's president. The agreement included an incentive compensation stock option plan, under which Kaufman currently has the right to exercise options to purchase a total of 500,000 shares at $.50 per share, based upon the Company's having achieved cumulative sales revenues of
$1,540,000, in its most recent year.

         On March 16, 2001, Kaufman resigned from his officer and director positions with the Company in connection with the contemplated transaction.
Prior to his resignation, Kaufman appointed Mr. Baker to the board of directors, who immediately appointed himself as president of the Company. As a result, the
Company has one executive officer and director, Mr. Baker. The Company's director is elected to serve until the next annual meeting of stockholders or until his respective successor is duly elected and qualified. The Company currently has no committees of the board of directors.

         The following table sets forth the name, age and position held with respect to the Company's sole director and executive officer:

Name              Age        Positions
Marc Baker        41         President, Secretary and Treasurer and Director

         For the past five years,  Mr. Baker has been employed by DC Capital
Group, Inc., a company of which he is a 50% stockholder. DC Capital provides consulting services to small businesses including public companies. Mr. Baker is a certified public accountant licensed in the State of Florida. Mr. Baker has had experience in negotiating mergers, acquisitions and stock purchase agreements involving several different private operating companies with public non-operating companies.

         Section 16(a) Beneficial Ownership Reporting Compliance

         The Company became subject to the requirements of the Securities
Exchange Act of 1934 in 1999, but Kaufman did not file reports required on Forms
3, 4, or 5.  Marc Baker filed his Form 3 late.

                             EXECUTIVE COMPENSATION

                                                      Annual Compensation            Long-Term

                                                                                  Compensation
                                                                                     Awards
         (a)                     (b)               (c)              (e)                (g)
   Name and Principal            Year             Salary        Other Annual       Securities
                                                                 Compensation      Underlying
       Position                                                                    Options/SARs

Stacy Kaufman,                   2000           112,115                0                 0
President and Chairman
                                 1999           101,923                0         2,500,000(1)

                                 1998            65,942           80,000                 0

 (1) Based under the grant of options under the Company's 1999 Stock Option
Plan, none of which have been exercised. The options are exercisable at $.50 per share.

         Kaufman served as the Company's chief executive officer and president during the respective years set forth above. Prior to joining the Company, he served as President of PBI. On March 30, 1999, the Company entered into a five year executive employment agreement with Kaufman, which provided for annual base salary of $100,100, subject to an annual increase of 10%, a bonus based upon performance determined by the board of directors, and incentive compensation in the form of stock options, under the Company's 1999 Stock Option Plan. This plan provided Kaufman the right to purchase 2,500,000 shares, exercisable until the close of business on March 29, 2009, at an exercise price of $.50 per option share, which was in excess of 110% of the fair market value of the Company's shares on the date of the agreement and grant.

         On March 16, 2001, Kaufman resigned from his officer and director positions with the Company after appointing Mr. Baker as his replacement in connection with the transaction described herein. 500,000 options were vested at this time. We have entered into an agreement under which Kaufman has agreed to release the Company's obligations under his 1999 employment agreement and all options and other benefits received in connection with such agreement, in exchange for return of all of the outstanding shares of PBI, the wholly-owned subsidiary of the Company. Cathy Kaufman served as Secretary and Treasurer during the respective years set forth above and resigned on February 21, 2001.

                                FAIRNESS OPINION

         We have not obtained any opinion from any investment banking firm or other party as to the fairness of the transactions described in this Information
Statement.